Exhibit (a)(1)(D)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
GMS INC.
a Delaware corporation
at
$110.00 PER SHARE
Pursuant to the Offer to Purchase dated July 14, 2025
by
GOLD ACQUISITION SUB, INC.,
an indirect wholly owned subsidiary of
THE HOME DEPOT, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON FRIDAY, AUGUST 8, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).
July 14, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated July 14, 2025 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “Offer”) in connection with the offer by Gold Acquisition Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and an indirect, wholly owned subsidiary of The Home Depot, Inc., a Delaware corporation (which we refer to as “The Home Depot”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.01 per share (which we refer to as the “Shares”), of GMS Inc., a Delaware corporation (which we refer to as “GMS”), at a price of $110.00 per Share in cash, without interest and subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer.
THE BOARD OF DIRECTORS OF GMS HAS UNANIMOUSLY RECOMMENDED THAT GMS STOCKHOLDERS TENDER ALL OF THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.	The offer price for the Offer is $110.00 per Share in cash, without interest and subject to any required withholding of taxes.
2.	The Offer is being made for all outstanding Shares.
3.
The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 29, 2025 (which, together with any amendments or supplements thereto, we refer to as the “Merger Agreement”), by and among GMS, The Home Depot, and Purchaser, pursuant to which, after the consummation of the Offer and, subject to the satisfaction or waiver of certain conditions, on the date thereof, and in no event later than the business day on which such conditions are satisfied or waived, unless otherwise agreed in writing between The Home Depot and GMS, Purchaser will be merged with and into GMS without a vote of the stockholders of GMS in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with GMS continuing as the surviving corporation and thereby becoming an indirect, wholly owned subsidiary of The Home Depot.

4.
The Board of Directors of GMS has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of GMS and its stockholders, (ii) declared it advisable for GMS to enter into the Merger Agreement, (iii) authorized and approved the Merger Agreement, the execution, delivery and performance by GMS of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (iv) resolved to recommend that the stockholders of GMS accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5.
The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on Friday, August 8, 2025, unless the Offer is extended by Purchaser or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after September 12, 2025, pursuant to SEC (as defined in the Offer to Purchase) regulations or earlier terminated in accordance with its terms or the terms of the Merger Agreement.

6.
The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase (the “Offer Conditions”). Among the Offer Conditions are the Merger Agreement not having been terminated in accordance with its terms and the Minimum Condition, the Antitrust Law Condition and the Governmental Authority Condition (each as defined in the Offer to Purchase).

7.
Tendering stockholders who are record owners of their Shares and who tender directly to Broadridge Corporate Issuer Solutions, LLC will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
GMS INC.
a Delaware corporation
at
$110.00 PER SHARE
Pursuant to the Offer to Purchase dated July 14, 2025
by
GOLD ACQUISITION SUB, INC.
an indirect, wholly owned subsidiary of
THE HOME DEPOT, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 14, 2025 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “Offer”), in connection with the offer by Gold Acquisition Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and an indirect, wholly owned subsidiary of The Home Depot, Inc., a Delaware corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.01 per share (which we refer to as the “Shares”), of GMS Inc., a Delaware corporation, at a price of $110.00 per Share in cash, without interest and subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Shares tendered on my behalf will be determined by Purchaser in its sole discretion and such determination shall be final and binding, although the foregoing does not foreclose the undersigned from challenging such determination in a court of competent jurisdiction.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED
HEREBY:            SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)
Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.